EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-189394) of Pacific Coast Oil Trust of our report dated March 10, 2017 relating to the financial statements, and all references to our firm included in or made part of the Pacific Coast Oil Trust Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA

March 10, 2017